Exhibit 5.1

[Letterhead of Sullivan & Cromwell LLP]

August 12, 2022

Symbotic Inc.,

200 Research Drive,

Wilmington, MA 01887.

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”) of (i) 68,300,928 shares of Class A Common Stock, par value $0.0001 per share, of Symbotic Inc., a Delaware corporation (the “Company”), issuable under the Symbotic Inc. 2022 Omnibus Incentive Compensation Plan (the “Omnibus Plan”) and (ii) 1,266,604 shares of Class A Common Stock, par value $0.0001 per share, of the Company, issuable under the Symbotic Inc. 2022 Employee Stock Purchase Plan (the “ESPP” and, such shares issuable under the Omnibus Plan and ESPP, the “Securities”), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that, when the registration statement related to the Securities (the “Registration Statement”) has become effective under the Act, the terms of the sale of the Securities have been duly established in conformity with the Company’s certificate of incorporation, and the Securities have been duly issued and sold as contemplated by the Registration Statement, the Securities will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the offer and sale of the Securities.

The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of the Securities” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sullivan & Cromwell LLP